Exhibit 10.1
PURCHASE AGREEMENT SUPPLEMENT

March 19, 2010

Invus, L.P.
c/o The Invus Group, LLC
750 Lexington Avenue (30th Floor)
New York, New York 10022

Invus C.V.
c/o The Invus Group, LLC
750 Lexington Avenue (30th Floor)
New York, New York 10022

Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attn:  President and Chief Executive Officer

Re:  Purchase Agreement Supplement

Ladies and Gentlemen:

Reference is made to the Purchase Agreement, dated as March 15, 2010 (the “Purchase Agreement”), by and between Invus, L.P. (“Invus, L.P.”) and Lexicon Pharmaceuticals, Inc. (the “Company”) and to the Supplement to Transaction Agreements (the “Supplement to Transaction Agreements”), dated as of March 15, 2010, by and among Invus, L.P., Invus C.V. (“Invus C.V.”, and together with Invus, L.P., the “Investors”) and the Company.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.  The Company has informed the Investors that the underwriters under the Underwriting Agreement, dated as of March 15, 2010, by and between the Company and the several underwriters party thereto have exercised their over-allotment option thereunder to purchase an additional 8,804,348 shares of Company Common Stock.

In connection with the Offering (as defined in the Supplement to Transaction Agreements), Invus, L.P. hereby assigns to Invus C.V. its right under Section 4.02(a) of the Stockholders’ Agreement to purchase that number of shares of Company Common Stock as set forth below.

Accordingly, the Investors hereby agree to purchase from the Company the number of additional shares of Company Common Stock specified below (the “Additional Invus Shares”) at a price per share equal to the Price to Public, for the total purchase price specified below:

Number of shares to be purchased by Invus, L.P.:	5,190,848 shares of Company Common Stock
Number of shares to be purchased by Invus C.V.:	760,870 shares of Company Common Stock
Total Purchase Price:	$6,844,475.70

The issuance, purchase and delivery of the Additional Invus Shares is being made on the basis of the same representations and warranties and on the same terms and subject to the same conditions, and is considered a part of, the sale of the Invus Shares.  The closing of the sale of the Additional Invus Shares shall take place at a time and place to be mutually agreed to by the parties.

This supplement to the Purchase Agreement shall be deemed to satisfy the Company’s obligations under the Stockholders’ Agreement with respect to the delivery of a Notice of Issuance with respect to the Additional Invus Shares.

This supplement shall automatically terminate upon any termination of the Purchase Agreement and shall be interpreted as a part of and in accordance with the Purchase Agreement.

 [Signature Pages Follow]

Sincerely,

INVUS, L.P., a Bermuda limited partnership
By: Invus Advisors, L.L.C., its general partner

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS C.V., a Netherlands limited partnership
By: Ulys, L.L.C., its general partner

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

Accepted and agreed to:

LEXICON PHARMACEUTICALS, INC., a Delaware corporation
By:	/s/ Arthur T. Sands
Name:	Arthur T. Sands, M.D. Ph.D.
Title:	President and Chief Executive Officer